UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2012

GREENE COUNTY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

                                                                       Federal                       0-25165                      14-1809721
                                                                (State or Other Jurisdiction                                ( Commission File No.)                             (I.R.S. Employer
                                                                    of Incorporation)                                                                                                           Identification No.)

                                                                                  302 Main Street, Catskill NY                                                  12414
                                                                       (Address of Principal Executive Offices)                                                                             (Zip Code)

                                                                 Registrant’s telephone number, including area code:      (518) 943-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events

On October 19, 2012, the Board of Directors of Greene County Bancorp, Inc. announced a quarterly cash dividend of $0.175 per share.  A press release announcing the details of the declaration is filed as exhibit 99.1.

The Company is the majority-owned subsidiary of Greene County Bancorp, MHC, a federal mutual holding company, which owns 55.1% of the Company’s outstanding common shares.  Historically, Greene County Bancorp, MHC has waived its right to receive dividends declared on its shares of the Company’s common stock, and Greene County Bancorp, MHC has waived the receipt of dividends for the quarter end September 30, 2012, subject to the non-objection of the Federal Reserve Board.  The Federal Reserve Board has adopted interim final regulations that impose significant conditions and restrictions on the ability of mutual holding companies to waive the receipt of dividends from their subsidiaries, and the Board of Directors does not expect that Greene County Bancorp, MHC will obtain the non-objection of the Federal Reserve Board to waive the receipt of its dividends on the Company’s common stock for the September 30, 2012 quarter.  Accordingly, it is expected that the dividend for the September 30, 2012 quarter will be paid to Greene County Bancorp, MHC. The MHC intends to hold a special meeting of members to vote on a proposal to approve the waiver of future dividends paid by the Company. However, this meeting is not expected to occur in time for the MHC to waive its receipt of the dividend payable for the September 30, 2012 quarter.

Item 9.01                            Financial Statements and Exhibits

Exhibit No.	Description

               99                            Press release dated October 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENE COUNTY BANCORP, INC.

DATE:  October 22, 2012                                                      By: /s/ Donald E. Gibson
                Donald E. Gibson
                President & Chief Executive Officer

FOR IMMEDIATE RELEASE
Date: October 19, 2012
For Further Information Contact:
Donald E. Gibson
President & CEO
(518) 943-2600
donaldg@tbogc.com

GREENE COUNTY BANCORP, INC.
ANNOUNCES QUARTERLY CASH DIVIDEND

Catskill, NY – October 19, 2012.  Greene County Bancorp, Inc. (NASDAQ-GCBC) today announced that its Board of Directors has approved the continuation of the Company’s regular quarterly cash dividend of $0.175 per share.  The dividend reflects an annual cash dividend rate of $0.70 per share.

The cash dividend for the quarter ended September 30, 2012 will be paid to shareholders of record as of November 15, 2012 and is expected to be paid on November 30, 2012.

The Company is the majority-owned subsidiary of Greene County Bancorp, MHC (the “MHC”), a federal mutual holding company, which owns 55.1% of the Company’s outstanding common shares.  Historically, the MHC has waived its right to receive dividends declared on its shares of the Company’s common stock, and the MHC has waived the receipt of its dividends for the quarter ended September 30, 2012, subject to the non-objection of the Federal Reserve Board.  The Federal Reserve Board has adopted interim final regulations that impose significant conditions and restrictions on the ability of mutual holding companies to waive the receipt of dividends from their subsidiaries, and the Board of Directors does not expect that the MHC will obtain the non-objection of the Federal Reserve Board to waive the receipt of its dividends on the Company’s common stock for the September 30, 2012 quarter.  Accordingly, it is expected that such dividend will be paid to the MHC.  The MHC intends to hold a special meeting of members to vote on a proposal to approve the waiver of future dividends paid by the Company. However, this meeting is not expected to occur in time for the MHC to waive its receipt of the dividend payable for the quarter ended September 30, 2012.

Greene County Bancorp, Inc. is the direct and indirect holding company, respectively, for The Bank of Greene County, a federally-chartered savings bank, and Greene County Commercial Bank, a New York-chartered commercial bank, both headquartered in Catskill, New York.  The Banks serve Greene, Columbia and Albany Counties in New York from twelve full-service branch locations.
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